Exhibit (h)(xlvi)

First Amendment to Fund Participation Agreement

This First Amendment (the “Amendment”), by and among Lincoln Variable Insurance Products Trust, a Delaware statutory trust (“Trust”), on its behalf and on behalf of its investment series set forth in Exhibit A (each, a “Fund”), Lincoln Financial Investments Corporation, a Tennessee corporation (“Adviser”), Lincoln Financial Distributors, Inc., a Connecticut corporation (“Distributor”), and The Prudential Insurance Company Of America (“Company”), a life insurance company organized under the laws of the State of New Jersey on behalf of the Company’s current and any future separate accounts as applicable (“Variable Accounts”).as applicable, is effective as of April 29, 2024 (the “Effective Date”).

WHEREAS, the parties hereto entered into the Fund Participation Agreement (“FPA”), executed and effective as of May 1, 2023, as amended;

WHEREAS, the parties desire to amend the Agreement to permit the separate accounts to invest in additional funds; and

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties, intending to be legally bound, agree as follows:

1.Exhibit A shall be deleted in its entirety and replaced with Exhibit A attached hereto.
2.Unless otherwise defined in this Amendment, all terms used herein shall have the meanings they were ascribed in the Agreement.
3.All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.
4.This Amendment may be executed in counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized representative as of the Effective Date.

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST By: Name: Title:	LINCOLN FINANCIAL INVESTMENTS CORPORATION By: Name: Title:
By: Benjamin Richer	By: Benjamin Richer
Title: SVP, Head of Funds Management	Title: SVP, Head of Funds Management
Date: 4/1/2024	Date: 4/1/2024

LINCOLN FINANCIAL DISTRIBUTORS, INC. By: Name: Title:	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA By: Name: Jennifer Amaral Title: Group Life Product V
By: Thomas O’Neill	By: Jennifer Amaral
Title: SVP	Title: Head of Group Life
Date: 4/1/2024	Date: 04/01/2024

Exhibit A

Funds
Dated as of April 29, 2024

The currently available Funds of the Trust are:
1.LVIP American Century Balanced Fund
2.LVIP American Century Capital Appreciation Fund
3.LVIP American Century Disciplined Core Value Fund
4.LVIP American Century Inflation Protection Fund
5.LVIP American Century International Fund
6.LVIP American Century Large Company Value Fund
7.LVIP American Century Mid Cap Value Fund
8.LVIP American Century Ultra Fund
9.LVIP American Century Value Fund
10.LVIP JPMorgan U.S. Equity Fund
11.LVIP JPMorgan Small Cap Core Fund
12.LVIP JPMorgan Core Bond Fund